Exhibit 99.1

GigOptix Reports Second Quarter Fiscal Year 2014 Financial Results

•	Q2 FY14 revenue of $8.0 million, up 18 percent year-over-year and 9 percent sequentially

•	High-Speed Communications revenue up 23 percent year-over-year, with datacom related revenue up almost 70 percent, and E-Band sales tripling from Q2 FY13

•	Q2 FY14 non-GAAP EPS of $0.01 per diluted share compares with non-GAAP net income of $0.00 in Q2 FY13 and a non-GAAP net loss of ($0.02) in Q1 FY14

•	Positive Adjusted EBITDA of $1.0 million in Q2 FY14, compares with $0.7 million in Q2 FY13 and $47,000 in Q1 FY14

•	Cash and cash equivalents at June 29, 2014 were $18.5 million with no debt

•	Successful completion of the Tahoe RF Semiconductor, Inc. acquisition and integration

•	Q3 FY14 revenue expected to be in the range of $8.2 million to $8.4 million, or up 12 percent to 15 percent from Q3 FY13 and 3 percent to 5 percent sequentially

SAN JOSE, Calif. – July 28, 2014 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced financial results for its second quarter fiscal year 2014, which ended June 29, 2014.

Second Quarter Fiscal 2014 GAAP Results

Total revenue in the second quarter of fiscal 2014 was $8.0 million. This compares with revenue of $6.8 million in the second quarter of fiscal 2013, and $7.4 million in the first quarter of fiscal 2014.

Gross margin was 57 percent in the second quarter of fiscal 2014, compared with 62 percent in the second quarter of fiscal 2013, and 58 percent in the first quarter of fiscal 2014.

Net loss in the second quarter of fiscal 2014 was $2.0 million, or a net loss of ($0.06) per share. This compares with a net loss of $1.4 million, or a net loss of ($0.06) per share, in the second quarter of fiscal 2013, and a net loss of $1.9 million, or a net loss of ($0.06) per share, in the first quarter of fiscal 2014.

Cash and cash equivalents at June 29, 2014 were $18.5 million, and the Company had no debt outstanding. This compares with $19.9 million, at March 30, 2014.

Second Quarter Fiscal 2014 Non-GAAP Results1

Non-GAAP net income in the second quarter of fiscal 2014 was $0.3 million, or $0.01 per diluted share, and excludes approximately $1.1 million in stock-based compensation, $0.3 million in restructuring, $0.3 million in compensation expense related to the startup of BrPhotonics, a $0.3 million loss on the unconsolidated affiliate, BrPhotonics, and $0.2 million in amortization of intangible assets. This compares with non-GAAP net income of $0.1 million, or $0.00 per diluted share in the second quarter of fiscal 2013 and a non-GAAP net loss of $0.7 million, or ($0.02) per share in the first quarter of fiscal 2014.

Non-GAAP gross margin was 59 percent, compared with 65 percent in the second quarter of fiscal 2013 and 60 percent in the first quarter of fiscal 2014.

Adjusted EBITDA for the second quarter of fiscal 2014 was $1.0 million. This compares with Adjusted EBITDA of $0.7 million in the second quarter of fiscal 2013, and Adjusted EBITDA of $47,000 in the first quarter of fiscal 2014.

“Our second quarter financial performance, which included strong revenue growth and a return to non-GAAP profitability, further validates our long-term business plan to develop first mover advantage within the emerging high-speed communications markets. As we move into the second half of fiscal 2014, we will continue to focus primarily on the datacom, wireless point-to-point backhaul radios for the LTE infrastructure small-cells, and high-speed links for the consumer markets that offer the largest TAM and highest projected growth rates,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “For the first time in the Company’s history our datacom related revenue was higher than telecom related revenue, and we believe this trend will continue. In addition, when you add together the two fastest growing markets we serve, datacom and the point-to-point wireless backhaul areas, they accounted for 45 percent of our total revenue in the second quarter, up from 28 percent in the same quarter last year.

“In June, we announced the acquisition of Tahoe RF Semiconductor, which became effective on the first day of our third quarter. The purchase adds leading-edge RF/analog RFIC technology to our expanding product portfolio. It is also consistent with our previously stated objective of adding engineering assets to enhance revenue generating products. This acquisition brought to GigOptix a meaningful CMOS and SiGe RF device IP library for emerging and high-volume applications, such as wide-frequency point-to-point wireless backhaul, including 60GHz V-Band to augment our existing 70-90GHz E-Band technology. In addition, we gained GPS-GNSS, low-power and low-noise transmitters and amplifiers, and specific consumer electronics and automotive systems. These capabilities have already been incorporated to the Company’s working plans and business development active engagements,” said Dr. Katz. “We currently believe that these new opportunities should be a catalyst for revenue growth starting in fiscal 2015. When combined with the previously announced inception of the BrPhotonics joint venture, which is meeting our early expectations, along with the growth trends we see in our business, we are confident that by expanding our addressable markets we will continue to improve our higher-margin revenue growth and enhance profitability for the benefit of our shareholders.”

“As part of our ongoing efforts to improve operational efficiencies, effective today we are implementing an enterprise-wide change in our organizational structure. We will now operate under a functional structure rather than the product line structure we have used for several years. The need for change became more apparent in recent months, more so after the recent acquisition and consolidation of Tahoe RF, as we diversified our revenue mix by expanding into parallel markets, such as new RF applications in the wireless and consumer markets,” said Dr. Katz. “In support of these efforts, the Board of Directors has promoted Dr. Raluca Dinu to Senior Vice President of Global Sales and Marketing. Ms. Dinu has been a key member of our executive team since 2008, most recently serving at GigOptix’s Vice President and General Manager of our High Speed Communications Product Line. Her strong technical background in the industries we serve, and long-time relationships with our current and targeted customers, will play a vital role as we expand our revenue channels. We have also assigned Mr. Anil Chaudhry to the newly created position of Vice President of Government Affairs and Strategic Accounts. Mr. Chaudhry has been an important part of our executive team since 2010, serving most recently as GigOptix’s Vice President and General Manager of our Industrial Product Line. Anil’s lengthy service in the semiconductor industry makes him an ideal person to lead this group and grow our businesses and revenues in these crucial venues.”

Financial Outlook

“With continued strong demand in our product lines, we believe third quarter revenue should increase and be in the range of $8.2 million to $8.4 million, or up approximately 12 percent to 15 percent above the third quarter a year ago,” said Curt Sacks, Senior Vice President and Chief Financial Officer of GigOptix, Inc. “In addition, based on our third quarter forecast, and continued confidence in our business over the remainder of the year, particularly in our datacom and wireless lines, we are increasing our revenue outlook in fiscal 2014. We now expect annual revenue to grow up to 12 percent above fiscal 2013. This compares with the prior guidance range of up to 10 percent growth we provided earlier in the year.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its second quarter fiscal 2014 financial results and business outlook. Investors and other interested parties may access the call by dialing (719) 325-2402. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 3376392. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

1 Non-GAAP Measures – GigOptix reports revenue, gross margin, operating expense, operating income and net loss on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the six months ended June 29, 2014 and June 30, 2013 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. The products address long haul and metro telecom applications as well as emerging high-growth opportunities for Cloud and data centers connectivity, and interactive applications for consumer electronics. GigOptix offers a unique broad portfolio of drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz.

GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support from swift introduction of new product through its ASIC SunriseTM program to extension of legacy products through its GigOptix Sunset RescueTM program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the plans for BrPhotonics and its relationship with the Company, growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Financial Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently acquired or produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, the ability to maintain and continue relationships with government agencies, and the ability of the partners to BrPhotonics to work together in furtherance of its operational objectives. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 29,	December 31,	Net Change
	2014	2013	$	%
ASSETS
Current assets:
Cash and cash equivalents	$18,541	$20,377	$(1,836)	(9%)
Accounts receivable, net	7,029	5,021	2,008	40%
Inventories	4,287	4,617	(330)	(7%)
Prepaid and other current assets	739	434	305	70%

Total current assets	30,596	30,449	147	0%
Property and equipment, net	2,417	2,999	(582)	(19%)
Intangible assets, net	2,840	3,287	(447)	(14%)
Goodwill	9,860	9,860	—	0%
Investment in unconsolidated affiliate	125	—	125	100%
Restricted cash	133	284	(151)	(53%)
Other assets	117	183	(66)	(36%)

Total assets	$46,088	$47,062	$(974)	(2%)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,652	$831	$1,821	219%
Accrued compensation	903	1,170	(267)	(23%)
Other current liabilities	2,281	2,746	(465)	(17%)

Total current liabilities	5,836	4,747	1,089	23%
Pension liabilities	140	140	—	0%
Other long-term liabilities	584	595	(11)	(2%)

Total liabilities	6,560	5,482	1,078	20%

Stockholders’ Equity
Common stock	32	32	—	0%
Additional paid-in capital	141,611	139,710	1,901	1%
Treasury stock, at cost; 701,754 shares as of June 29, 2014 and
December 31, 2013, respectively	(2,209)	(2,209)	—	0%
Accumulated other comprehensive income	478	490	(12)	(2%)
Accumulated deficit	(100,384)	(96,443)	(3,941)	4%

Total stockholders’ equity	39,528	41,580	(2,052)	(5%)

Total liabilities and stockholders’ equity	$46,088	$47,062	$(974)	(2%)

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Six months ended
	June 29,		June 30,		June 29,		June 30,
	2014	%	2013	%	2014	%	2013	%
Total revenue	$8,037	100%	$6,831	100%	$15,423	100%	$13,752	100%
Total cost of revenue	3,487	43%	2,578	38%	6,613	43%	5,214	38%

Gross profit	4,550	57%	4,253	62%	8,810	57%	8,538	62%

Research and development expense	3,358	42%	3,177	47%	7,100	46%	6,413	47%
Selling, general and administrative expense	2,567	32%	2,041	30%	4,965	32%	4,394	32%
Restructuring expense, net	307	4%	—	0%	307	2%	950	7%
Special litigation-related expense	—	0%	472	7%	—	0%	887	6%

Total operating expenses	6,232	78%	5,690	83%	12,372	80%	12,644	92%

Loss from operations	(1,682)	-21%	(1,437)	-21%	(3,562)	-23%	(4,106)	-30%
Interest expense, net	(10)	0%	(25)	0%	(27)	0%	(79)	-1%
Other income, net	—	0%	88	1%	10	0%	256	2%

Loss before provision for income taxes	(1,692)	-21%	(1,374)	-20%	(3,579)	-23%	(3,929)	-29%
Provision for income taxes	21	0%	14	0%	31	0%	27	0%

Loss from consolidated companies	(1,713)	-21%	(1,388)	-20%	(3,610)	-23%	(3,956)	-29%
Equity in earnings of unconsolidated affiliate	331	4%	—	0%	331	2%	—	0%

Net loss	$(2,044)	-25%	$(1,388)	-20%	$(3,941)	-26%	$(3,956)	-29%

Basic and diluted net loss per share	$(0.06)		$(0.06)		$(0.13)		$(0.18)
Weighted average number of shares used in per share calculations - basic and diluted	31,607		21,628		31,521		21,588

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Six months ended
	June 29,		June 30,		June 29,		June 30,
	2014	%	2013	%	2014	%	2013	%
Total revenue	$8,037	100%	$6,831	100%	$15,423	100%	$13,752	100%
Total cost of revenue	3,296	41%	2,397	35%	6,243	40%	4,831	35%

Gross profit	4,741	59%	4,434	65%	9,180	60%	8,921	65%

Research and development expense	2,986	37%	2,946	43%	6,453	42%	5,859	43%
Selling, general and administrative expense	1,455	18%	1,464	21%	3,074	20%	2,981	22%

Total operating expenses	4,441	55%	4,410	65%	9,527	62%	8,840	64%

Income (loss) from operations	300	4%	24	0%	(347)	-2%	81	1%
Interest expense, net	(10)	0%	(25)	0%	(27)	0%	(79)	-1%
Other income (expense), net	—	0%	88	1%	10	0%	256	2%

Income (loss) before provision for income taxes	290	4%	87	1%	(364)	-2%	258	2%
Provision for income taxes	21	0%	14	0%	31	0%	27	0%

Net income (loss)	$269	3%	$73	1%	$(395)	-3%	$231	2%

Basic net income (loss) per share	$0.01		$0.00		$(0.01)		$0.01
Diluted net income (loss) per share	$0.01		$0.00		$(0.01)		$0.01
Weighted average number of shares used in basic per share calculation	31,607		21,628		31,521		21,588
Weighted average number of shares used in diluted per share calculation	32,562		22,101		31,521		22,115

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Six months ended,
	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013
GAAP Total cost of revenue	$3,487	$2,578	$6,613	$5,214
Stock-based compensation	(88)	(59)	(164)	(139)
Amortization of intangible assets	(103)	(122)	(206)	(244)
Special bonus	—	—	—	—

Non-GAAP Total cost of revenue	$3,296	$2,397	$6,243	$4,831

GAAP Gross profit	$4,550	$4,253	$8,810	$8,538
Stock-based compensation	88	59	164	139
Amortization of intangible assets	103	122	206	244
Special bonus	—	—	—	—

Non-GAAP Gross profit	$4,741	$4,434	$9,180	$8,921

GAAP - Operating expenses	$6,232	$5,690	$12,372	$12,644
Stock-based compensation	(1,020)	(679)	(1,954)	(1,707)
Amortization of intangible assets	(121)	(129)	(241)	(260)
Restructuring expense, net	(307)	—	(307)	(950)
Special litigation-related expense	—	(472)	—	(887)
Special bonus	(343)	—	(343)	—

Non-GAAP Operating expenses	$4,441	$4,410	$9,527	$8,840

GAAP Loss from operations	$(1,682)	$(1,437)	$(3,562)	$(4,106)
Stock-based compensation	1,108	738	2,118	1,846
Amortization of intangible assets	224	251	447	504
Restructuring expense, net	307	—	307	950
Special litigation-related expense	—	472	—	887
Special bonus	343	—	343	—

Non-GAAP Income (loss) from operations	$300	$24	$(347)	$81

GAAP - Net loss	$(2,044)	$(1,388)	$(3,941)	$(3,956)
Stock-based compensation	1,108	738	2,118	1,846
Amortization of intangible assets	224	251	447	504
Restructuring expense, net	307	—	307	950
Special litigation-related expense	—	472	—	887
Special bonus	343	—	343	—
Equity in net loss of unconsolidated affiliate	331	—	331	—

Non-GAAP Net Income (loss)	$269	$73	$(395)	$231

Adjusted EBITDA reconciliation:
Loss from operations	$(1,682)	$(1,437)	$(3,562)	$(4,106)
Restructuring expense, net	307	—	307	950
Depreciation and amortization	896	967	1,813	1,881
Stock-based compensation	1,108	738	2,118	1,846
Special litigation-related expense	—	472	—	887
Compensation expense related to the startup of BrPhotonics	343	—	343	—

Adjusted EBITDA	$972	$740	$1,019	$1,458